UNDERWRITING AGREEMENT

      THIS UNDERWRITING AGREEMENT is made and entered into on April 7, 2005, by and between KEELEY FUNDS, INC., a Maryland corporation (the "Corporation"), and KEELEY INVESTMENT CORP., an Illinois corporation (the "Distributor").

                                   WITNESSETH:

      WHEREAS, the Corporation is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"), and proposes to offer for sale to the public shares of its common stock, in the series set forth on Exhibit A (the "Shares"); and

      WHEREAS, to the extent set forth on Exhibit A, the Board of Directors of the Corporation has adopted a Distribution Plan for certain of the series (each a "Distribution Plan"), which to the extent so adopted is incorporated herein by reference; and

      WHEREAS, the Corporation wishes to engage the Distributor to provide certain services with respect to the distribution of Shares, and Distributor is willing to provide such services to the Corporation on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

      1. The Corporation grants to the Distributor the right, as agent of the Corporation, to sell Shares upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Distributor agrees to use its best efforts to find purchasers for Shares. The Corporation hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies. The Distributor shall have the right, as agent of the Corporation, to order from the Corporation the Shares needed, but not more than the Shares needed (except for clerical errors and errors of transmission), to fill unconditional orders for Shares placed with the Distributor by any dealer, all such orders to be made in the manner set forth in the Corporation's then-current registration statement ("Registration Statement") filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the 1940 Act and the Securities Act of 1933 (the "1933 Act") and the related then-current prospectus (the "Prospectus") and then-current statement of additional information (the "Statement of Additional Information"). The price ("offering price") which shall be paid to the Corporation for the Shares so purchased shall be the equal to (a) their net asset value (determined in the manner set forth in Corporation's Registration Statement and Prospectus) plus, except to those classes of persons set forth in the Prospectus, (b) a sales charge which shall be the percentage of the offering price of such Shares as set forth in the Corporation's Prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

      2. The Distributor may enter into selling agreements ("Broker/Dealer Agreements") with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and in so doing, Distributor will act only on its own behalf as principal. No broker/dealer or other person who enters into a Broker/Dealer Agreement with the Distributor shall be authorized to act as agent for the Corporation in connection with the offering or sale of Shares to the public or otherwise. The Shares shall be sold at the offering price by the Distributor on behalf of the Corporation to or through any broker/dealer or other person having a Broker/Dealer Agreement; provided, however, that orders may be placed directly by any such broker/dealer or other person directly with the Transfer Agent of the Corporation. Distributor may allow such concessions or reallowances to broker/dealers and other persons as it may from time to time determine and as set forth in the Prospectus. The Distributor may also pay commissions out of its own funds to broker/dealers and others in connection with their effectuation of sales of Shares in such amounts and pursuant to such terms and conditions as the Distributor may from time to time determine.

      3. The Corporation shall have the right to suspend the sale of Shares if, because of some extraordinary condition, the New York Stock Exchange shall be closed, or if conditions existing during the hours when the Exchange is open render such action advisable or for any other reason deemed adequate by the Corporation.

      4. If any Shares sold by the Corporation are redeemed or repurchased by the Corporation or by Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of such Shares, Distributor shall forfeit the amount above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount reallowed by Distributor to broker/dealers or other persons shall be repayable to the Corporation only to the extent recovered by Distributor from the broker/dealer or other person concerned. Distributor shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Corporation or by Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

      5. The Corporation agrees that it will, from time to time, but subject to the necessary approval, if any, of its stockholders, take all necessary action to register such number of Shares under the Securities Act of 1933, as amended (the "1933 Act"), as the Distributor may reasonably be expected to sell. The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Corporation may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Corporation as a broker or dealer in such states; provided that the Corporation shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of Shares in any state from the terms set forth in the Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualifications. The Corporation shall furnish to Distributor from time to time, for use in connection with the sale of Shares, such information with respect to the Corporation and the Shares as Distributor may reasonably request, and the Corporation warrants that the statements contained in any such information, when so signed by the Corporation's officers, shall be true and correct. The Corporation also shall furnish to Distributor upon request: (a) annual audited reports of the Corporation's books and accounts, made by independent public accountants regularly retained by Corporation, (b) semi-annual reports with respect to the Corporation, prepared by the Corporation, and (c) from time to time such additional information regarding the Corporation's financial condition as Distributor may reasonable request.

      6. The Corporation represents to Distributor that the Registration Statements and Prospectus filed by the Corporation with the Commission under the 1940 Act and the 1933 Act have been prepared in conformity with the requirements of the 1940 Act and the 1933 Act and rules and regulations of the Commission thereunder. As used in this Section 6 and in Section 7, the terms "Registration Statement" and "Prospectus" shall mean any Registration Statement and Prospectus (together with the related Statement of Additional Information) filed by the Corporation with the Commission and any amendments and supplements thereto which at any time shall have been filed with the Commission. The Corporation represents and warrants to Distributor that the Registration Statement and Prospectus, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the Act and the rules and regulations of the Commission; that all statements of fact contained in the Registration Statement and Prospectus will be materially true and correct when the Registration Statement becomes effective; and that neither the Registration Statement nor the Prospectus, when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation (the "Indemnifying Party") will indemnify and hold harmless the Distributor and each of its Directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the Act (the "Indemnified Parties") against all losses, liabilities, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising from any claim, demand, action or suit (collectively, "Claims"), arising by reason of any person's acquiring any of the Shares through the Indemnified Party, which may be based on the ground that the Registration Statement or Prospectus includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless any such fact, statement or omission was made in reliance upon information furnished by the Distributor to the Corporation.

      7. The Distributor covenants and agrees that, in selling Shares, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") relating to the sale of Shares, and the Distributor (the "Indemnifying Party") will indemnify and hold harmless the Corporation and each of its Directors and officers and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act (the "Indemnified Parties") against all losses, liabilities, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising from any claim, demand, action or suit (collectively, "Claims"), arising by reason of any person's acquiring any of the Shares through the Distributor, which may be based upon the 1933 Act or any other statute or common law, on account of any wrongful act of the Distributor or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Fair Practice of the NASD relating to the sale of Shares) or on the ground that the Registration Statement or Prospectus includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, if and only if any such fact, statement or omission was made in reliance upon information furnished by the Distributor to the Corporation.

      8. In no case is the indemnity of any Indemnifying Party in favor of any Indemnified Party to be deemed to protect any such Indemnified Party against liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its or his obligations and duties under this Agreement, or is an Indemnifying Party to be liable under its indemnity herein with respect to any Claim made against any Indemnified Party unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify an Indemnifying Party of any such Claim shall not relieve it from any liability which it may have to any Indemnified Party otherwise than on account of its indemnity herein. The Indemnifying Party shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such Claim, and, if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to each Indemnified Party. In the event that the Indemnifying Party elects to assume the defense of any such suit and retain such counsel, each Indemnified Party shall bear the fees and expenses of any additional counsel retained by its but, in case the Indemnifying Party does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Parties for the reasonable fees and expenses of any counsel retained by them. Except with the prior written consent of the Indemnifying Party, no Indemnified Party shall confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to indemnify such Indemnified Party. Each Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceeding against it in connection with the issuance and sale of any of the Shares.

      9. The Corporation will pay, or cause to be paid:

         (a) all costs and expenses of the Corporation, including fees and disbursements of its counsel, in connection with the preparation and filing of the Registration Statement, Prospectus and Statement of Additional Information with respect to Shares, the registration of Shares under the 1933 Act and the 1940 Act, the qualification of Shares for sale in the various states and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in any such state, and preparing and mailing to stockholders Prospectuses, Statements of Additional Information, statements and confirmations and periodic reports (including the expense of setting in type the Registration Statement, Prospectus and Statement of Additional Information or any periodic report with respect to Shares);

         (b) all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Corporation hereunder;

         (c) the cost of preparing temporary or permanent certificates for Shares, if any;

         (d) the cost and expenses of delivering to the Distributor at its office in Chicago, Illinois all Shares purchased through it as agent hereunder;

         (e) a distribution fee at an annual rate of 0.25% of the Corporation's average daily net assets for its then-current fiscal year in anticipation of, or as reimbursement for, expenses incurred by the Distributor in connection with the sale of Shares, subject to the Distribution Plan;

         (f) all fees and disbursements of the Transfer Agent and Custodian;

         (g) a fee to the Administrator of the Corporation (pursuant to the Administration Agreement); and

         (h) a fee to the Adviser of the Corporation (pursuant to the Investment Advisory Agreement with such Adviser).

         The Distributor agrees that, with respect to the sale of Shares, after the Prospectus and Statement of Additional Information and periodic reports have been set in type, it will bear the expense (other than the cost of mailing to stockholders of the Corporation) of printing and distributing any copies thereof which are to be used in connection with the offering or sale of Shares to any dealer or prospective investor. The Distributor further agrees that it will bear the expenses in preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by any dealer in connection with the offering of the Shares for sale to the public and any expense of sending confirmations and statements to any dealer having a Broker/Dealer Agreement with the Distributor. The Distributor will also bear the cost of any compensation paid to dealers in connection with the sale of Shares.

      10. The Corporation may but shall not be obligated to propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectus as, in the light of future developments, may, in the opinion of the Corporation's counsel, be necessary or advisable. If the Corporation shall not propose such an amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Corporation of a written request from Distributor to do so, Distributor may, at its option, terminate this agreement. The Corporation shall not file any amendment to the Registration Statement or supplement to the Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Corporation's right to file at any time such amendments to the Registration Statement and/or supplements to the Prospectus, of whatever character, as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

      11. If, at any time during the term of this Agreement, the Corporation shall deem it necessary or advisable in the best interests of the Corporation that any amendment to this Agreement be made in order to comply with any recommendation or requirement of the Commission or other governmental authority or to obtain any advantage under Maryland or federal tax laws, it shall notify the Distributor of the form of amendment which it deems necessary or advisable and the reasons therefor. If the Distributor declines to assent to such amendment (after a reasonable time), the Corporation may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If, at any time during the term of this Agreement, the Distributor requests the Corporation to make any change in its Articles of Incorporation and Bylaws or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Commission or of a national securities association of which the Distributor is or may become a member, relating to the sale of Shares, and the Corporation fails (after a reasonable time to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Corporation without payment of any penalty.

      12. Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records and other information relative to the Corporation and prior, present or potential stockholders of the Corporation and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

      13. The Distributor shall be an independent contractor and neither the Distributor nor any of its Directors, officers or employees as such, is or shall be an employee of the Corporation. It is understood that Directors, officers and stockholders of the Corporation are or may become interested in the Distributor, as Directors, officers, employees, or otherwise and that Directors, officers, employees, or otherwise and that Directors, officers and employees of the Distributor are or may become similarly interested in the Corporation and that the Distributor may be or become interested in the Corporation as a stockholder or otherwise. The Distributor is responsible for its own conduct and the employment, control and conduct (but only with respect to the duties and obligations of the Distributor hereunder) of its agents and employees and for any injury to any of such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

      14. This Agreement shall become effective upon its execution and shall continue in force until two years from such date, on which date it will terminate unless its continuance thereafter is specifically approved at least annually (i) by the vote of a majority of the Board of Directors of the Corporation who are not "interested persons" of the Corporation or of the Distributor at a meeting specifically called for the purpose of voting on such approval, and (ii) by the Board of Directors of the Corporation, or by the "vote of a majority of the outstanding voting securities" of the Corporation as to which this Agreement is to continue. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act. This Agreement may be terminated at any time by either party without payment of any penalty on not more than 60 days' notice nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      15. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

      16. The terms "vote of a majority of the outstanding voting securities", "interested person", "assignment" and "specifically approved at least annually" shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to the exemptions as may be granted by the Commission thereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

KEELEY INVESTMENT CORP.                   KEELEY FUNDS, INC.

By: /s/ JOHN L. KEELEY, JR.               By: /s/ JOHN L. KEELEY, JR.
    --------------------------------          ------------------------------
      John L. Keeley, Jr., President          John L. Keeley, Jr., President

                                    EXHIBIT A


Series                                Distribution Plan
------                                -----------------
Keeley Mid Cap Value Fund             Distribution Plan (12b-1 Plan)
                                      adopted on April 7, 2005